                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                   THE SOURCE INFORMATION MANAGEMENT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                        Two City Place Drive, Suite 380
                            St. Louis, Missouri 63141

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

To the Shareholders of                                          October 10, 2001
The Source Information Management Company:                   St. Louis, Missouri

The Annual Meeting of the Shareholders of The Source Information Management Company will be held on November 19, 2001 commencing at 10:00 a.m. Central Standard Time at the offices of the Company at Two City Place Drive, Suite 380, St. Louis, Missouri 63141, for the following purposes:

         1. To elect two Class III directors to each serve a three-year term until each director's successor has been elected and qualified;

         2. To approve an amendment the Company's Articles of Incorporation to change the name of the Company to Source InterLink Companies; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on October 2, 2001, will be entitled to vote at the meeting. A list of all shareholders entitled to vote at the annual meeting, arranged in alphabetical order and showing the address of and number of shares held by each shareholder, will be available at the principal office of The Source Information Management Company, Two City Place Drive, Suite 380, St. Louis, Missouri 63141, during usual business hours, for examination by any shareholder for any purpose germane to the annual meeting for 10 days prior to the date thereof. The list of shareholders will also be available at the meeting for examination at any time during the meeting.

A copy of the Company's Annual Report for fiscal year 2001 accompanies this notice.

                                          By Order of the Board of Directors

                                          /s/ W. Brian Rodgers

                                          W. Brian Rodgers
                                          Secretary

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A RETURN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                         Two City Place Drive, Suite 380
                            St. Louis, Missouri 63141
                                 (314) 995-9040

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       FOR
                       2001 ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

The enclosed form of proxy is solicited by and on behalf of the Board of Directors of The Source Information Management Company (the "Company") for use at the Annual Meeting of Shareholders to be held on November 19, 2001 in the offices of the Company at Two City Place Drive, Suite 380, St. Louis, Missouri 63141, commencing at 10:00 a.m. Central Standard Time and at any adjournments thereof. Each shareholder giving the proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company's principal executive offices at Two City Place Drive, Suite 380, St. Louis, Missouri 63141, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person (attendance at the meeting will not, in and of itself, revoke the proxy). All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not anticipate that any other matters will be raised at the annual Meeting.

This Proxy Statement and form of proxy card, together with the Company's 2001 Annual Report to Shareholders, were first mailed to shareholders of the Company on or around October 10, 2001. The solicitation of proxies is being made primarily by the use of the mail. The cost of preparing and mailing this Proxy Statement and accompanying materials, and the cost of any supplementary solicitations, which may be made by mail, telephone, telegraph or personally by officers and employees of the Company and its subsidiaries, will be borne by the Company.

Only shareholders of record at the close of business on October 2, 2001, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournments thereof. On October 2, 2001 the Company had issued and outstanding 18,231,299 shares of Common Stock. Each outstanding share is entitled to one vote on each matter to be voted on at the Annual Meeting of Shareholders. Shareholders do not have the right to cumulate their votes in the election of directors. A majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude abstentions and broker non-votes from the calculation of shares entitled to vote. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the inspectors of election appointed by the Board for the meeting.

                                   PROPOSAL 1

                      ELECTION OF THREE CLASS III DIRECTORS
        INFORMATION ABOUT THE NOMINEES AND DIRECTORS CONTINUING IN OFFICE

The Company's Articles of Incorporation and Bylaws currently authorize a Board of Directors consisting of not less than three (3) nor more than nine (9) directors, and authorize the directors to increase or decrease the number of directors comprising the Board of Directors by resolution adopted by the affirmative vote of a majority of the Board of Directors. Currently the number of directors has been fixed at seven. The Company's Articles of Incorporation and Bylaws provide for three classes of directorships serving staggered three year terms such that approximately one-third of the directors are elected at each annual meeting of shareholders. Each member of the Board of Directors of the Company serves in such capacity for a three-year term or until a successor has been elected and qualified, subject to earlier resignation, removal or death. The terms of the current Class I and Class II directors expire in 2002 and 2003, respectively. The Board of Directors has nominated S. Leslie Flegel and Robert O. Aders who are currently Class III directors, for election to each serve a three-year term expiring at the annual meeting of shareholders in 2004. The following table sets forth certain information concerning Messrs. Flegel and Aders, as well as those directors who are continuing in office.

                        NOMINEES FOR DIRECTOR - CLASS III
                   (TO BE ELECTED TO SERVE A THREE-YEAR TERM)

                                                                                                 DIRECTOR
     NAME                 AGE                         POSITION                                     SINCE
     ----                 ---                         --------                                     -----
S. Leslie Flegel          64            Chairman and Chief Executive Officer                       1995
Robert O. Aders           74                          Director                                     1999

S. Leslie Flegel has been the Chairman of the Board of Directors and Chief Executive Officer of The Source since its inception in March 1995. For more than 14 years prior thereto, Mr. Flegel was the principal owner and Chief Executive Officer of Display Information Systems Company, a predecessor of The Source. S. Leslie Flegel is the father of Jason S. Flegel, The Source's Executive Vice President, Information Services. Mr. Flegel is a director of eRoomSystem Technologies, Inc.

Robert O. Aders was appointed as a director in March 1999. He is Chairman and Chief Executive Officer of the Advisory Board, Inc. (an international consulting organization) and a member of the Board of Directors of Food Marketing Institute, where he served from its founding in 1976 until his retirement in 1993. Mr. Aders was the Acting Secretary of Labor in the Ford administration, is a former advisor to the White House Office of Emergency Preparedness and has served on the U.S. Wage and Price Commission and as a Vice Chairman of the National Business Council for Consumer Affairs. From 1970 to 1974, Mr. Aders was Chairman of the Board of the Kroger Company, where he served in various executive positions beginning in 1957. Mr. Aders is also a member of the Board of Directors of Spar Group, Inc. and Telepanel Systems, Inc.

The Board of Directors recommends that shareholders vote "FOR" the election of Messrs. Flegel and Aders to the Company's Board of Directors.

                    DIRECTORS CONTINUING IN OFFICE - CLASS I
                            (TERMS EXPIRING IN 2002)

                                                                                                 DIRECTOR
NAME                      AGE                         POSITION                                    SINCE
----                      ---                         --------                                    -----
Aron Katzman              63                          Director                                     1995
Randall S. Minix          51                          Director                                     1999
James R. Gillis           48            President and Chief Operating Officer                      2000

Aron Katzman has served as a director of The Source since it commenced operations in May 1995. Mr. Katzman was a founder of Medicine Shoppe International, Inc. (Nasdaq) and served on its Board of Directors until it was purchased by Cardinal Health (NYSE) in 1994. Until its sale in May 1994, Mr. Katzman served as the Chairman and Chief Executive Officer of Roman Company, a manufacturer and distributor of fashion custom jewelry. Mr. Katzman is a member of the board of directors of Foto, Inc. and Southern Internet, Inc. Presently, Mr. Katzman is Chairman and Chief Executive Officer of Decorating Den of Missouri.

Randall S. Minix has served as a director of The Source since it commenced operations in May 1995. Mr. Minix was the managing partner of Minix, Morgan & Company, L.L.P., an independent accounting firm headquartered in Greensboro, North Carolina from December 1994 until February 2001. Presently, Mr. Minix is the Chief Financial Officer of South Atlantic Lumber Industries.

James R. Gillis became President of The Source in December 1998, was appointed as a director of The Source in March 2000 and became President and Chief Operating Officer in August 2000. Prior thereto, he was President and Chief Executive Officer of Brand Manufacturing Corporation.

                    DIRECTORS CONTINUING IN OFFICE - CLASS II
                            (TERMS EXPIRING IN 2003)

                                                                                                 DIRECTOR
     NAME                          AGE                POSITION                                     SINCE
     ----                          ---                --------                                     -----
Harry L. "Terry" Franc, III        65                 Director                                     1995
Kenneth F. Teasdale                66                 Director                                     2000

Harry L. "Terry" Franc, III, has been a director of The Source since it commenced operations in May 1995. Mr. Franc is one of the founders of Bridge Information Systems, Inc. ("BIS"), a global provider of information services to the securities industry and of BIS's subsidiary, Bridge Trading Company ("BTC"), a registered broker-dealer and member of the New York Stock Exchange. Mr. Franc has been Executive Vice President of BTC for more than 20 years and for more than 20 years prior to 1995, served as a director and an Executive Vice President of BIS. Mr. Franc is a member of the National Organization of Investment Professionals. He is a director of TV House, Inc. and of the St. Louis Community Foundation.

Kenneth F. Teasdale was appointed as a director of The Source in March 2000. Mr. Teasdale has been the Chairman of Armstrong Teasdale LLP, a law firm, since 1993 and before that was Managing Partner from 1986 to 1993. He has been associated with Armstrong Teasdale since 1964. Prior thereto, Mr. Teasdale served as General Counsel to the Democratic Policy Committee of the United States Senate beginning in 1962. In that position, he also served for three years as Legal Assistant to the Majority Leader of the United States Senate. Mr. Teasdale is Chairman of the Board of Regents for St. Louis University, Member of the Board of Trustees for the St. Louis Science Center, member of the Board of

Directors for the United Way of Greater St. Louis, member of the Board of Trustees for St. Louis University and member of the Board of Trustees for the St. Louis Art Museum.

During fiscal 2001, eight meetings of the Board of Directors were held. Each director attended 75 percent or more of the aggregate of (i) the total number of meetings held during fiscal year 2001 and (ii) the total number of meetings held during such period by all committees of the Board of Directors on which he served.

The Board of Directors evaluates and nominates qualified nominees for election or appointment as Directors and qualified persons for selection as senior officers. The Board of Directors will give appropriate consideration to a written recommendation by a shareholder for the nomination of a qualified person to serve as a Director of the Company, provided that such recommendation contains sufficient information regarding the proposed nominee for the Board of Directors to properly evaluate such nominee's qualifications to serve as Director.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has established an Audit Committee, a Compensation Committee, a Finance Committee and an Acquisition Committee. During fiscal 2001, each committee held three meetings. The duties and members of each of these committees are indicated below.

   - The Audit Committee is comprised of three non-employee directors, presently Messrs. Minix, Katzman and Franc and has the responsibility of recommending the firm that will serve as the Company's independent auditors, reviewing the scope and results of the audit and services provided by the independent auditors and meeting with the financial staff to review accounting procedures and policies.

   - The Compensation Committee is comprised of three non-employee directors, presently Messrs. Katzman, Aders and Minix, and has been given the responsibility of reviewing the Company's financial records to determine overall compensation and benefits for executive officers and to establish and administer the policies which govern employee salaries and benefit plans.

   - The Finance Committee is comprised of two directors, Messrs. Franc and Katzman. The Finance Committee has been given the responsibility of monitoring the Company's capital structure, reviewing available alternatives to satisfy the Company's liquidity and capital requirements and recommending the firm or firms which will provide investment banking and financial advisory services to the Company.

   - The Acquisition Committee is comprised of four directors, presently Messrs. Franc, Katzman, Aders and Minix, and has been given the responsibility of monitoring the Company's search for attractive acquisition opportunities, consulting with members of management to review plans and strategies for the achievement of the Company's external growth objectives and recommending the firm or firms that will serve as advisors to the Company in connection with the evaluation of potential business combinations.

DIRECTOR COMPENSATION

Under the Company's present policy, each director of the Company who is not also an employee receives $15,000 annually payable quarterly in either cash or shares of Common Stock valued at 90% of the last reported sale price on the date of grant as of the payment date. Directors also annually receive options to purchase 10,000 shares of Common Stock at an exercise price equal to the last reported sale price on the date of grant. Directors are also entitled to be reimbursed for expenses incurred by them in attending meetings of the Board and its committees.

               SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                           AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of August 31, 2001, certain information concerning the ownership of Common Stock (1) by each person who is known to the Company to own beneficially 5.0% or more of the outstanding Common Stock, (2) by each director and current executive officer named in the compensation table and
(3) by all directors and executive officers as a group. As of August 31, 2001, there were 18,235,699 shares of Common Stock outstanding.

                                                                                BENEFICIAL OWNERSHIP
 NAME AND ADDRESS                                                               --------------------
OF BENEFICIAL OWNER                                      NUMBER OF SHARES(1)                                   PERCENT
-------------------                                      -------------------                                   -------
Jonathan J. Ledecky                                           2,640,000                                         14.5%
  800 Connecticut Avenue NW, Suite 1111
  Washington, D.C.  20006

FMR Corporation                                               2,298,800(2)                                      12.6
  82 Devonshire Street
  Boston, Massachusetts, 02109

S. Leslie Flegel                                              1,888,576(3)                                       9.8
  Two City Place Drive, Suite 380
  St. Louis, Missouri 63141

James R. Gillis                                                 342,501(3)                                       1.8
  4905 South Lake Drive
  Boynton Beach, Fl  33436

Monte Weiner                                                    306,168(3)                                       1.7
  10 East 40th Street, Suite 3110
  New York, NY  10016

Aron Katzman                                                    288,909(3)                                       1.6
  10 Layton Terrace
  St. Louis, Missouri 63124

Harry L. Franc, III                                             108,505(3)                                         *
  19 Briarcliff
  St. Louis, Missouri 63124

Robert O. Aders                                                  80,000(3)                                         *
  132 S. Delancey Place
  Atlantic City, NJ  08401

Kenneth F. Teasdale                                              68,771(3)                                         *
  33 Kingsbury Place
  St. Louis, Missouri  63112

Randall S. Minix                                                 67,974(3)                                         *
  5502 White Blossom Drive
  Greensboro, North Carolina 27410

All directors and executive                                   3,472,324(4)                                      17.2
officers as a group  (12 persons)

------------------------

         *Less than 1%

(1) Under the rules of the Commission, the shares of the Company's Common Stock which a person has the right to acquire within 60 days after August 31, 2001 in connection with the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentage of ownership of that person.

(2) This amount, as of February 14, 2001, as reflected on correspondence from FMR Corporation, consists of sole voting power with respect to -0-shares, sole dispositive power with respect to 2,298,800 shares and no shared voting or dispositive power.

(3) Includes exercisable options to acquire shares of Common Stock in the following amounts per beneficial owner: S. Leslie Flegel - 1,003,006 shares; James R. Gillis - 334,000 shares; Monte Weiner - 250,000 shares; Aron Katzman - 40,000 shares; Harry L. Franc, III - 50,000 shares; Robert O. Aders - 50,000 shares; Kenneth F. Teasdale - 20,000 shares; and Randall S. Minix - 50,000 shares.

(4) Includes options and warrants to acquire 207,152 shares of Common Stock, excluded in the names indicated in the footnotes above.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Form 5 and amendments thereto, or written representations that no Form 5 is required, all executive officers and directors of the Company timely filed with the Securities and Exchange Commission all reports required by Section 16(a) of the Securities Exchange Act of 1934 except that Messrs. Weiner and Bishop filed a Form 3, Initial Statement of Beneficial Ownership of Securities, more than 10 days after they became executive officers of the Company and Mr. Teasdale failed to timely file a Form 4, Statement of Changes in Beneficial Ownership. All such reports have since been filed.

                               EXECUTIVE OFFICERS

The following table sets forth certain information concerning the executive officers of the Company who are not also directors of the Company:

NAME                                AGE     POSITION
----                                ---     --------
Frank Bishop                        50      Senior Vice President, Sales

Jason S. Flegel                     36      Executive Vice President, Information Services

Elizabeth A. Pagano                 29      Vice President, Human Resources

W. Brian Rodgers                    36      Secretary and Chief Financial Officer

Monte Weiner                        51      President and Chief Executive Officer -  Source Display

FRANK BISHOP has served the Company since 1995, most recently as Senior Vice-President of North American Sales. Prior to joining the Company, Mr. Bishop served as The Director of Sales & Marketing for Triangle News Co., a wholesale distributor of books and magazines.

JASON S. FLEGEL has served as Executive Vice President, Information Services since June 1996. Prior thereto, and since the Company's inception in March 1995, Mr. Flegel served as Vice President - Western Region. For more than two years prior thereto, Mr. Flegel was an owner and the Chief Financial Officer of DISC. Jason S. Flegel is the son of S. Leslie Flegel.

ELIZABETH A. PAGANO has served as Vice President, Human Resource since August 2001 and joined the Company in January 1999 as Director of Human Resources for the IPD Division. Prior to her work with Company, Ms. Pagano consulted with several companies to build their national human resources departments.

W. BRIAN RODGERS has served as Secretary and Chief Financial Officer since October 1996. Prior to joining the Company, Mr. Rodgers practiced for seven years as a certified public accountant with BDO Seidman, LLP.

MONTE WEINER has served as President and Chief Executive Officer - Source Display since August 2000. Prior thereto, Mr. Weiner served as Executive Vice President and Chief Executive Officer - Source Display from September 1999 until May 2000. For more than 15 years prior thereto, Mr. Weiner served as President of TCE Corporation and Secretary and Treasurer of Brand Manufacturing Corporation.

EXECUTIVE COMPENSATION

The following table summarizes information concerning cash and non-cash compensation paid to or accrued for the benefit of the named executive officers, in the fiscal years indicated, for all services rendered in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                                ------------
                                                                                 SECURITIES
  NAME OF PRINCIPAL                    FISCAL                                    UNDERLYING             ALL OTHER
      POSITION                          YEAR      SALARY ($)      BONUS ($)      OPTIONS (#)       COMPENSATION(1)($)
--------------------                   -----      ----------     ----------    ------------------  ------------------
S. Leslie Flegel                       2001       $  455,000     $  359,217             --               $5,450
  Chief Executive Officer              2000          330,000        140,000        525,000                5,450
                                       1999          260,857         23,795        360,000                5,450

James R. Gillis                        2001       $  300,000     $  250,000        200,000               $  970
  President                            2000          250,000        250,000(2)          --                2,860
                                       1999           21,308             --        202,000                   --

Monte Weiner                           2001       $  241,000     $  250,000        200,000                   --
  Executive Vice President &           2000          150,000        100,000         25,000                   --
  CEO - Source Display                 1999               --             --        100,000                   --

Dwight DeGolia (3)                     2001       $  225,000     $   50,000             --               $8,009
  Executive Vice President,            2000          210,000         30,000         30,000                7,105
  Special Projects                     1999          175,000             --         40,000                3,553

Cameron Cloeter (4)                    2001       $  181,000     $   37,712         50,000               $1,225
  Executive Vice President,            2000           80,000             --        100,000                  101
  Strategic Planning/New               1999               --             --             --                   --
  Business

----------

(1) In fiscal 2001, the estimated incremental cost to The Source of life insurance premiums paid on behalf of Messrs. Flegel, Gillis, Weiner, DeGolia and Cloeter was $5,450, $970, $0, $8,009 and $1,225,
         respectively. In fiscal 2000, the estimated incremental cost to The Source of life insurance premiums paid on behalf of Messrs. Flegel, Gillis, Weiner, DeGolia and Cloeter was $5,450, $2,860, $0, $7,105 and $101, respectively. In fiscal 1999, the estimated incremental cost to The Source of life insurance premiums paid on behalf of Messrs. Flegel, Gillis, Weiner, DeGolia and Cloeter was $5,450, $0, $0, $3,553 and $0.

(2) Includes $100,000 bonus accrued in fiscal year 2000, but paid in fiscal year 2001, which was inadvertently not included in the proxy statement dated September 22, 2000.

(3) Mr. DeGolia ceased to be an executive officer of the Company on March 1, 2001.

(4)      Mr. Cloeter ceased to be employed by the Company on May 4, 2001.

                       OPTIONS GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------

                          Number of      % of Total                                        Potential Realizable Value at
                         Securities       Options                                             Assumed Annual Rates of
                         Underlying      Granted to      Exercise                            Stock Price Appreciation
                          Options        Employees          or         Expiration                 for Option Term
         Name            Granted #       in Fiscal      Base Price        Date       -----------------------------------------
                                           Year           ($/Sh)                              5% ($)             10% ($)
------------------------------------------------------------------------------------------------------------------------------
James R. Gillis          200,000(1)         26%            7.84         08-02-10             986,107            2,498,988
Monte Weiner             200,000(1)         26%            7.84         08-02-10             986,107            2,498,988
Cameron Cloeter           50,000(2)          7%            7.84         08-02-10             246,527              624,747
------------------------------------------------------------------------------------------------------------------------------

(1) Options were granted August 3, 2000 and are exercisable in three equal annual installments.

(2) Options were granted August 3, 2000 and are exercisable in five annual installments.


                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES
--------------------------------------------------------------------------------

                                                                                                      Value of Unexercised
                                                                                  Number of               In-the-Money
                                                                             Unexercised Options       Options(2)/ at Fiscal
                                   Shares                                    at Fiscal Year End            Year End ($)
                                Acquired on               Value               (#) Exercisable/            Exercisable/
           Name                 Exercise (#)         Realized ($)(1)           Unexercisable              Unexercisable
------------------------------------------------------------------------------------------------------------------------------
S. Leslie Flegel                     0                      0                598,424 / 375,832           425,498 / 77,400
James R. Gillis                    67,333                435,344             134,000 / 200,667                0 / 0
Monte Weiner                       5,000                  3,450              133,334 / 133,333                0 / 0
Dwight DeGolia                       0                      0                 60,727 / 20,182             48,553 / 6,851
Cameron Cloeter                      0                      0                 35,000 / 115,000                0 / 0
------------------------------------------------------------------------------------------------------------------------------

(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value was determined without considering any taxes which may have been owed.

(2) "In-the-Money" options are options whose exercise price was less than the market price of Common Stock at January 31, 2001.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

In February 2001, the Company entered into an employment agreement with S. Leslie Flegel, which expires January 31, 2004. Under the agreement, Mr. Flegel serves as the Chairman of the Board and Chief Executive Officer of The Source for an initial annual base rate of compensation (the "Base Compensation") of $425,000. For the fiscal years beginning February 1, 2002 and February 1, 2003, the Base Compensation shall be increased to $500,000. Mr. Flegel will also be entitled to receive a bonus ("Annual Bonus") each year of up to 100% of his Base Compensation for such year if certain performance goals are met. The Company will also grant to Mr. Flegel options to purchase an aggregate of 300,000 shares of our common stock (the "Option") at an exercise price of $5.00. The Option will be exercisable as to 100,000 shares on the date of grant. The Option will first become exercisable as to an additional 100,000 shares on February 1, 2002. The Option will first become exercisable as to the final 100,000 shares on February 1, 2003. In the event the employment of Mr. Flegel with The Source is terminated for reasons other than for cause, permanent disability or death or there occurs a significant reduction in the position, duties or responsibilities thereof (a "Termination") following a "Hostile Change of Control" (as defined in the employment agreement), Mr. Flegel will be entitled to a Severance Bonus equal to the sum of (i) the aggregate of the Base Compensation that would be earned by Mr. Flegel had he remained in The Source's employ from the date of such termination until January 31, 2004 (the "Remaining Term") and (ii) an amount equal to the aggregate Annual Bonus Mr. Flegel would have earned for the Remaining Term if all criteria for payment of the Annual Bonus were achieved at maximum levels for each of the periods within the Remaining Term. Mr. Flegel also will agree to refrain from disclosing information confidential to The Source or engaging, directly or indirectly, in the rendering of services competitive with those offered by The Source during the term of his employment and for one year thereafter, without the prior written consent of The Source and will receive $250,000 in consideration.

In August 2000, the Company entered into an employment agreement with James R. Gillis, which expires July 31, 2003 (subject to renewal). The employment agreement provides that Mr. Gillis serves as President of The Source and receives annual base compensation of $350,000. In addition, Mr. Gillis is entitled to receive a guaranteed bonus of $250,000 for each of fiscal 2001, 2002 and 2003, as long as he is an employee of The Source at the agreed upon date of payment. Mr. Gillis may also receive a discretionary bonus of $100,000 for each of fiscal 2001, 2002 and 2003 at the discretion of the Compensation Committee of the Board of Directors. The Company will also grant Mr. Gillis options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $7.84. The options shall vest as to 66,667 shares immediately upon the granting of the options, another 66,666 shares on August 1, 2001, and as to 66,666 shares on August 1, 2002. In the event the employment of Mr. Gillis is terminated for reasons other than cause, permanent disability or death, Mr. Gillis will be entitled to receive the remainder of his base salary and benefits for the balance of the term of the agreement. Mr. Gillis agreed to refrain from disclosing information confidential to The Source during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by The Source during the term of his employment and for two years thereafter.

In August 2000, the Company entered into an employment agreement with Monte Weiner, which expires July 31, 2003 (subject to renewal). The employment agreement provides that Mr. Weiner serves as President/Chief Executive Officer of Source Display and receives annual base compensation of $300,000. Also, as an inducement to accept employment, Mr. Weiner received a signing bonus of $100,000 upon execution of his employment agreement. In addition, Mr. Weiner is entitled to receive a guaranteed bonus of $150,000 for each of fiscal 2001, 2002 and 2003, as long as he is an employee of The Source at the agreed upon date of payment. Mr. Weiner may also receive a discretionary bonus of $100,000 for each of fiscal 2001, 2002 and 2003 at the discretion of the Compensation Committee of the Board of Directors. The Company will also grant Mr. Weiner options to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $7.84. The options shall vest as to 66,666 shares immediately upon the granting of the options, another 66,666 shares on August 1, 2001, and as to 66,667 shares on August 1, 2002. In the event the employment of Mr. Weiner is terminated for reasons other than cause, permanent disability or death, Mr. Weiner will be entitled to receive the remainder of his base salary and benefits for the balance of the term of the agreement. Mr. Weiner agreed to refrain from disclosing information confidential to The Source during the term of the employment agreement and agreed not to engage, directly or indirectly, in the rendering of services competitive with those offered by The Source during the term of his employment and for two years thereafter.

In August 1999, the Company entered into an employment agreement with Cameron J. Cloeter, which was terminated effective May 4, 2001 under a Separation Agreement and General Release between the Company and Mr. Cloeter. Under his agreement, Mr. Cloeter served as Executive Vice President, Strategic Planning and Business Development of the Company and received annual base compensation of $175,000, plus an annual performance-based bonus not to exceed $65,700. Under specified circumstances, the agreement entitled Mr. Cloeter to receive severance benefits equal to his accrued but unpaid base salary, his base salary for the remainder of the term of the employment agreement, immediate vesting of options granted to Mr. Cloeter under the employment agreement and payment of a bonus in an amount equal to the greater of the annual bonus due in the year of termination or the annual bonus for the prior year. The agreement also prohibited Mr. Cloeter from disclosing information confidential to the Company or engaging, directly or indirectly, in the rendering of services competitive with those offered by the Company for two years after the cessation of his employment, without the prior written consent of the Company. Under the separation agreement, the Company paid Mr. Cloeter $120,000 and, on February 2, 2002, will pay him an additional $61,000. In addition, Mr. Cloeter agreed to surrender for cancellation all stock options issued to him by the Company and to continue to abide by the confidentiality and non-competition provisions of the employment agreement.

            REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE
                                  COMPENSATION

GENERAL

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee") which is composed of Messrs. Aders, Katzman and Minix.

The Company's executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The Company's compensation policy is based on the principle that the financial rewards to the executives should be aligned with the financial interests of the stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations.

The Company's executive compensation strategy consists of salary and incentive compensation. The following is a summary of the policies underlying each element.

ANNUAL COMPENSATION

The annual compensation salary for individual executive officers of the Company is based upon the level and scope of the responsibility of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the Committee makes a recommendation to the Board of Directors of the salary to be paid to each executive officer.

LONG TERM INCENTIVE COMPENSATION

The Committee believes that long-term incentive compensation is the most effective way of tying executive compensation to increases in stockholder value. The Committee utilizes both cash- and stock-based awards, thereby providing a means through which executive officers will be given incentives to continue high quality performance with the Company over a long period of time while allowing such executive officers to build a meaningful investment in the Company's Common Stock.

In 1995, the Company adopted its 1995 Employee Stock Option Plan (the "Plan"). Under the Plan, the participating executive officers each received an initial grant of stock options. Additional options in addition to cash bonuses were granted in fiscal 2002 to certain executive officers pursuant to the recommendation of the Committee.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

Mr. Flegel's salary and bonus for fiscal 2001 were determined by the Committee in the same manner as is used by the Committee for executive officers generally. In addition, the Committee considered Mr. Flegel's role in the Company successfully completing significant strategic acquisitions. The Committee believes that Mr. Flegel's compensation is competitive within the industry and, when combined with Mr. Flegel's substantial ownership of the Company's Common Stock, provides incentives for performance that are aligned with the financial interests of the stockholders of the Company.

                           THE COMPENSATION COMMITTEE

         ROBERT O. ADERS         ARON KATZMAN         RANDALL S. MINIX

PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on The Source Information Management Company's Common Stock against the cumulative total return of companies listed on The Nasdaq Stock Market (US) and the Nasdaq Non-Financial Stocks Index. The graph is based on the market price of Common Stock for all companies at January 31 each year and assumes that $100 was invested on January 31, 1996 in The Source Information Management Company Common Stock and the common stock of all companies and that dividends were reinvested for all companies.


                                  [LINE GRAPH]

                                                        01/31/1996   01/31/1997   01/31/1998   01/31/1999   01/31/2000   01/31/2001
Nasdaq US                                                  $100         $131         $155         $242         $378        $265
Nasdaq Non-Financial Stocks                                $100         $130         $148         $241         $394        $268
The Source Information Management Company                  $100         $ 53         $131         $258         $390        $142



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, we and our predecessors have engaged in various transactions with our directors, executive officers and other affiliated parties. No such transactions have occurred since the beginning of our last fiscal year.

                                   PROPOSAL 2
                      AMENDMENT OF ARTICLE OF INCORPORATION
                 TO CHANGE NAME TO "SOURCE INTERLINK COMPANIES"

In May, 2001, the Board of directors approved by a unanimous vote a resolution to amend and restate Article One of the Company's Articles of Incorporation to change the Company's name to "Source Interlink Companies" and to submit the proposed amendment for consideration by the company's shareholders. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is required to approve the proposed amendment to change the Company's name. If the name change is approved by the shareholders at the Annual Meeting, the Company will file articles of amendment with the Secretary of State of the State of Missouri to amend Article One effective as of the close of business on the date of filing.

The Board of Directors believes that the Company's current name does not adequately describe the breadth of the Company's operations and fails to capitalize on the brand identity acquired in connection with the Company's recent acquisition of The Interlink Companies, Inc. Accordingly, the Board of Directors believes that by simplifying the company name and joining the "Source" and "Interlink" names, the Company and its services will become more recognizable to the company's customers.

The change of name, if approved, will not in any way affect the validity or transferability of outstanding stock certificates or otherwise change the capital structure of the Company. Shareholder should not return their existing certificates to the Company or its transfer agent, but instead should retain their certificates. If the name change is approved the Company will apply to the Nasdaq National Market for the continued listing of the Common Stock under its existing symbol "SORC."

The Board of Directors recommends that the shareholders vote "FOR" the proposed amendment.

                                 OTHER BUSINESS

Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company by June 7, 2002 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be given to the Company within the time limits set forth above. Such notice must include a description of the proposed business, the reasons therefor and other matters specified in the Company's Bylaws. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. These requirements are separate from the procedural requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

In each case the notice must be provided to the Company at its principal office in St. Louis, Missouri. Shareholders desiring a copy of the Company's Bylaws will be furnished a copy without charge upon the submission of a written request to the Company.

If the date of the 2002 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 2001 Annual Meeting of Shareholders the Company will make a timely disclosure of such date change and the impact of such date change on the submission deadlines set forth above in its first quarterly report on Form 10-Q following such date change, or, if impracticable any means reasonably calculated to inform shareholders.

                             AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, system of internal controls, audit process and process for monitoring compliance with laws and regulations. Each of the members of the Audit Committee is independent, as defined under the listing standards of the Nasdaq National Market. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached hereto as Appendix A.

Management is responsible for the Company's internal controls and financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has discussed with the independent public accountants the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as modified, Communication with Audit Committees, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, issued by the Independence Standards Board, and has discussed with the independent public accountants their independence from the Company. In addition, the Audit Committee has considered whether the provision of the non-audit services that it has approved is compatible with auditors independence.

Based on the above-mentioned review and discussions with management and the independent public accountants, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2001, for filing with the Securities and Exhcange Commissions.

                               THE AUDIT COMMITTEE

       HARRY L. "TERRY" FRANC, III      ARON KATZMAN      RANDALL S. MINIX

                  RELATIONSHIP WITH THE INDEPENDENT ACCOUNTANTS

BDO Seidman, LLP ("BDO Seidman") served as the independent public accountant for the Company in fiscal 2001 and has served in such capacity since the Company's inception. As of the date of this Proxy Statement, the process of selection of the Company's independent public accountants for the current fiscal year ending January 31, 2002 has not been completed. Representatives of BDO Seidman will not be present at the annual meeting.

For the year ended January 31, 2001, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $213,072, of which $134,725 related to auditing services, none related to information technology consulting and $78,347 related to all other services.

                                      By Order of the Board of Directors

                                      /s/ W. Brian Rodgers

                                      W. Brian Rodgers, Secretary


THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY BY DELIVERING A WRITTEN REVOCATION OF YOUR PROXY TO THE SECRETARY OF THE COMPANY.

                                                                      Appendix A

THE SOURCE INFORMATION MANAGEMENT COMPANY
AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make an annual report to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review analyses, if any, prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Ensure that the Audit Committee Chairman reviews with the chief financial officer the Company's quarterly financial statements.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor and management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.   Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review any significant reports to management prepared by the chief financial officer concerning accounting or internal control issues and management's responses.

12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

13. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:
              (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.
              (b)   Any changes required in the planned scope of the audit.

15. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

16. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

17. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

18. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                    THE SOURCE INFORMATION MANAGEMENT COMPANY
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 5, 2001 AT 10:00 A.M.

The undersigned shareholder of The Source Information Management Company (the "Company") hereby appoints S. Leslie Flegel and W. Brian Rodgers and each of them as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at Two City Place Drive, Suite 380, St. Louis, Missouri 63141 at 10:00 A.M. Central Standard Time, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

Receipt of the Notice of Annual Meeting of Stockholders dated October 5, 2001, the Proxy Statement furnished herewith, and a copy of the Annual Report on Form 10-K for the year ended January 31, 2001 is hereby acknowledged.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.


ITEM 1. Election of S. Leslie Flegel and Robert O. Aders as Class III Directors for a term of three years expiring in 2004 and until each director's successor has been duly elected and qualified.

NOMINEES:         S. LESLIE FLEGEL          ROBERT O. ADERS

                       [ ] FOR all nominees        [ ] WITHHOLD AUTHORITY
                           (except as marked           to vote for all nominees
                           to the contrary)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEES' NAME ON THE SPACE PROVIDED BELOW.)


------------------------------------------

ITEM 2. An amendment to the Company's Articles of Incorporation to change the name of the Company to Source Interlink Companies.

                  [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION OF VOTE IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.


Dated:                , 2001
        --------------                   --------------------------------
                                                    (Signature)


                                         --------------------------------
                                            (Signature if held jointly)

                                         The signature should agree with the
                                         name on your stock certificate. If
                                         acting as attorney, executor,
                                         administrator, trustee, guardian, etc.,
                                         you should so indicate when signing. If
                                         the signer is a corporation, please
                                         sign the full corporate name by duly
                                         authorized officer. If shares are held
                                         jointly, each shareholder should sign.